Exhibit 99.1

CVR Partners Announces Coffeyville Turnaround Deferral

SUGAR LAND, Texas (August 25, 2021) – CVR Partners, LP (“CVR Partners” or the “Partnership”) (NYSE: UAN) announced today that it currently intends to defer the scheduled turnaround at its Coffeyville, Kansas nitrogen fertilizer facility from October 2021 to the third quarter of 2022. CVR Partners now expects its total forecasted turnaround spending for 2021 of approximately $8 million to $10 million of expense for the Coffeyville facility to be spent in 2022, which will be in addition to the planned 2022 turnaround for the Partnership’s East Dubuque nitrogen fertilizer facility.

“The health and safety of our employees, contractors and communities remains our critical priority,” said Mark Pytosh, President and Chief Executive Officer of CVR Partners’ general partner. “Between the recent spike in COVID-19 cases and the addition of Louisiana to Kansas’ travel quarantine list, we thought it prudent to reconsider the timing of this turnaround.

“Our proactive performance of maintenance activities during recent downtime events together with a planned short, opportunistic outage later in the year, should enable us to safely defer this turnaround and complete the installation of the urea expansion project,” continued Pytosh. “This turnaround deferral should also position us to capitalize on the strong margin environment we are currently seeing for both ammonia and UAN.”
CVR Partners will continue to monitor its marketing and operating conditions and make adjustments, if needed, to its turnaround and maintenance planning.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: turnarounds and maintenance activities including the cost, timing, impact and risks thereof; margin environment and our ability to capitalize on same; continued safe, reliable operations; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) the health and economic effects of the COVID-19 pandemic and any variant thereof, the rate of any economic improvements, impacts of planting season on our business, general economic and business conditions, and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,000 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 1,100 ton-per-day UAN unit.

For further information, please contact:

Investor Relations:
Richard Roberts
CVR Partners, LP
281-207-3205
InvestorRelations@CVRPartners.com

Media Relations:
Brandee Stephens
CVR Partners, LP
281-207-3516
MediaRelations@CVRPartners.com